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                                  EXHIBIT 10.1

                          TRANSKARYOTIC THERAPIES, INC.

                          1993 LONG-TERM INCENTIVE PLAN

                                TABLE OF CONTENTS

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
1.       PURPOSE                                                           1

2.       DEFINITIONS                                                       1
            2.1.  Affiliate                                                1
            2.2.  Award                                                    1
            2.3.  Board                                                    1
            2.4.  Code                                                     1
            2.5.  Committee                                                1
            2.6.  Company                                                  1
            2.7.  Employment Agreement                                     1
            2.8.  Fair Market Value                                        2
            2.9.  Incentive Option                                         2
            2.10. Long-Term Performance Award or Long-Term Award           2
            2.11. Nonstatutory Option                                      2
            2.12. Participant                                              2
            2.13. Plan                                                     2
            2.14. Restricted Stock                                         2
            2.15. Stock                                                    2
            2.16. Shareholders Agreement                                   2
            2.17. Stock Appreciation Right                                 2
            2.18. Stock Grant                                              2
            2.19. Stock Option or Option                                   2
            2.20. Ten Percent Owner                                        3

3.    TERM OF THE PLAN                                                     3

4.    STOCK SUBJECT TO THE PLAN                                            3

5.    ADMINISTRATION                                                       4

6.    ELIGIBILITY                                                          5

7.    STOCK OPTIONS                                                        5
            7.1.  Provision for Grant                                      5
            7.2.  Terms and Conditions                                     5

8.    STOCK APPRECIATION RIGHTS                                            8
            8.1.  Provision for Grant                                      8


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            8.2.  Termination                                              8
            8.3.  Manner and Effect of Exercise                            8
            8.4.  Other Terms and Conditions                               9

9.    RESTRICTED STOCK                                                     9
            9.1.  Provision for Grant                                      9
            9.2.  Awards and Certificates                                  9
            9.3   Additional Terms and Conditions                          9

10.   LONG-TERM PERFORMANCE AWARDS                                        11
            10.1. Provision for Grant                                     11
            10.2. Periodic Determination of Performance                   11
            10.3. Adjustment of Awards                                    11
            10.4. Effect of Termination of Employment or Association      12
            10.5. Form of Payment                                         12

11.   STOCK GRANTS                                                        12

12.   RESTRICTIONS ON ISSUANCE OF SHARES                                  12
            12.1. Securities Laws                                         12
            12.2. Investment Representation                               13
            12.3. Placement of Legends; Stop Orders; etc                  13
            12.4. Registration                                            13
            12.5. Applicability of Shareholders Agreement                 14

13.   EFFECT OF CERTAIN TRANSACTIONS                                      14
            13.1. Liquidation or Dissolution of the Company               14
            13.2. Sale of Assets, Merger or Consolidation                 14

14.   TERMINATION AND AMENDMENT OF THE PLAN AND AWARDS                    14

15.   MISCELLANEOUS PROVISIONS                                            15
            15.1  Unfunded Status of Plan                                 15
            15.2. Adoption of Other Plans                                 15
            15.3. Payments on Death                                       15
            15.4. Tax Withholding                                         15
            15.5. Limitation of Rights in Stock                           16
            15.6. No Special Employment or Other Rights                   16
            15.7. Notices and Other Communications                        16
            15.8. Governing Law.                                          16

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                          TRANSKARYOTIC THERAPIES, INC.

                          1993 LONG-TERM INCENTIVE PLAN

1.    PURPOSE

      The purpose of this Plan is to enable key employees of and consultants to Transkaryotic Therapies, Inc. (the "Company") to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key employees and consultants of particular merit.

2.    DEFINITIONS

      For the purposes of the Plan, the following terms shall have the meanings set forth below:

      2.1. Affiliate means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f), respectively, of the Code.

      2.2. Award means the grant or sale pursuant to the Plan of any of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Grants, and Long Term Awards.

      2.3. Board means the Board of Directors of the Company.

      2.4. Code means the federal Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

      2.5. Committee means a committee appointed by the Board, responsible for the administration of the Plan, as provided in Section 5 of the Plan. No member of the Committee shall be eligible to receive an Award under the Plan, and no individual shall be eligible for membership on the Committee within one year of having received an Award under the Plan. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

      2.6. Company means Transkaryotic Therapies, Inc., a corporation organized under the laws of the State of Delaware.

      2.7. Employment Agreement means an agreement, if any, between the Company and a Participant, setting forth, inter alia, conditions and restrictions upon the transfer of shares of Stock.

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                                       -2-


      2.8. Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

      2.9. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

      2.10. Long-Term Performance Award or Long-Term Award means an award made pursuant to Section 10 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance.

      2.11. Nonstatutory Option means any Option that is not an Incentive
Option.

      2.12. Participant means an employee or consultant to whom an Award, as provided in Section 6, shall have been granted under the Plan.

      2.13. Plan means this 1993 Long-Term Incentive Plan of the Company, as amended from time to time.

      2.14. Restricted Stock means an Award pursuant to Section 9 below of shares of Stock subject to restrictions or other forfeiture conditions.

      2.15. Stock means Common Stock, par value $.01 per share of the Company.

      2.16. Shareholders Agreement means the agreement, if any, between the Company and certain shareholders, setting forth, inter alia, certain restrictions upon the transfer of shares of Stock.

      2.17. Stock Appreciation Right means the right, pursuant to an Award granted under Section 8 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

      2.18. Stock Grant means an Award pursuant to Section 11 below of shares of Stock not subject to restrictions or other forfeiture conditions.

      2.19. Stock Option or Option means any option to purchase shares of Stock (including Restricted Stock) granted pursuant to Section 7 below.
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                                       -3-


      2.20. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate). Whether a person is a Ten Percent Owner shall be determined with respect to an Incentive Option based on the facts existing immediately prior to the grant date of such Option.

3.    TERM OF THE PLAN

      Unless the Plan shall have been earlier terminated by the Board, Awards may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending on the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's shareholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.    STOCK SUBJECT TO THE PLAN

      (a) Aggregate Limit On Awards. At no time shall the number of shares of Stock issued pursuant to Awards granted under the Plan exceed 1,250,000 shares, subject, however, to the provisions of subsection (c) below. Such shares may be either authorized but unissued shares or shares held by the Company in its treasury. The Company shall at all times reserve and make available in sufficient number of shares to meet the requirements of the Plan, provided that following termination of the Plan the number of shares reserved need not exceed the number of Shares issuable under Awards outstanding from time to time thereafter.

      (b) Computation of Available Shares. For the purpose of computing the total number of shares of Stock available for Plan purposes at any time during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this
Section 4(i) any outstanding Restricted Stock and Stock Grants, (ii) the maximum number of shares of Stock subject to issuance upon exercise of Options or upon settlement of other Awards theretofore made under the Plan, (iii) the shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award for which a material benefit was received by a Participant (e.g. dividends, but not including voting rights), and the equivalent number of shares (determined as of the date of settlement) of any portion of any Award settled in cash.

      (c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the character and aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options and other stock based Awards granted under the Plan, as may be determined to be appropriate by the Committee, provided that the number of shares subject to any Award shall

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                                       -4-


always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

5.    ADMINISTRATION

      The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to make or to select the manner of making any and all determinations required for the operation of the Plan, and without limiting the generality of the foregoing, shall have the authority to

      (a) grant to eligible individuals, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Long-Term Performance Awards, and (v) Stock Grants;

      (b) select from time to time the officers, other employees and consultants of the Company and its Affiliates to whom Awards shall be granted hereunder;

      (c) determine whether and to what extent Incentive Options, Nonstatutory Options, Stock Appreciation rights, Restricted Stock, Long-Term Performance Awards and Stock Grants or any combination thereof, are to be granted hereunder;

      (d) determine the number of shares of Stock to be covered by each Award granted hereunder;

       (e) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (which need not be identical in every case), including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine;

      (f) determine whether and under what circumstances a Stock Option may be settled in cash or Stock, including Restricted Stock, as provided in Section 7.2;

      (g) determine whether and under what circumstances a Stock Option may be exercised without a payment of cash as provided in Section 7.2; and

      (h) determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant.

      In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their

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                                       -5-


present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority, in its sole discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of any Award issued under the Plan (and any agreements relating thereto), to resolve all disputes arising under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive, final and binding upon all persons having or claiming any interest in the Plan or in any Award pursuant to the Plan.

6.    ELIGIBILITY

      Awards shall be granted under the Plan only to employees of or consultants to one or more of the Company or an Affiliate (but excluding members of the Committee) who are responsible for or contribute to, as determined by the Committee, the management, growth and profitability of the business of the Company and its Affiliates. A director of one or more of the Company or any Affiliate who is not also an employee or consultant of one or more of the Company or an Affiliate shall not be eligible to receive an Award under the Plan.

7.    STOCK OPTIONS

      7.1. Provision for Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee who is an employee of the Company, or an Affiliate, Incentive Options, Nonstatutory Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Option, it shall constitute a separate Nonstatutory Option. In the case of any other person eligible for an Award under the Plan, any Stock Option granted under the Plan shall be a Nonstatutory Option (with or without Stock Appreciation Rights).

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Option under such Section 422.

      7.2. Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

            (a) Option Price. The option price per share of Stock purchasable

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                                      -6-


under a Stock Option shall be determined by the Committee at the time of grant but in the case of any Incentive Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant (110% of Fair Market Value, in the case of any grant of an Incentive Option to a Ten Percent Owner).

            (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but not Incentive Option shall be exercisable more than ten years after the date the Option is granted (or, more than five years after the date the Option is granted, in the case of any grant of an Incentive Option to a Ten Percent Owner). No Stock Option may be exercised by any person after expiration of the term of the Option.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in this
Section 7 and Section 13, at or after grant no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine.

            (d) Method of Exercise. Subject to whatever installment exercise provisions may apply, Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company, in the manner set out in Section 15.7, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Nonstatutory Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

      If payment of the option exercise price of a Nonstatutory Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, at or after grant.

      If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the

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                                       -7-


Company may require that the Stock has been owned by the Participant for a specified minimum period of time, for the purpose of avoiding any charge to the Company's earnings, limiting the pyramiding of Stock Option exercises, or such other purposes as the Company deems appropriate.

            (e) Replacement Options. If a Nonstatutory Option granted pursuant to the Plan may be exercised by an optionee by means of the delivery of previously acquired Stock, then the Committee may, at the time of the original option grant, authorize the Participant to automatically receive a replacement Nonstatutory Option to the extent shares are available under Section 4 at the time such replacement Option would be issued. Any such replacement Option shall cover such number of shares as may be determined by the Committee, but in no event more than the number of shares equal to the difference, if any, between the number of shares for which the original Option is exercised and the net shares received by the Participant from such exercise. Any such replacement Option shall have an exercise price equal to the then Fair Market Value of Stock, and a term extending to the expiration date of the original Option. The Committee shall have the right at any time to discontinue the automatic grant of replacement Options.

            (f) Transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

            (g) Effect of Termination of Employment Or Association. If an optionee's employment by or association with the Company and its Affiliates terminates for any reason whatsoever, unless the Committee shall have provided otherwise, any Stock Option held by such optionee shall thereupon terminate; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent optionee's reemployment rights, if any, are guaranteed by statute or by contract.

            (h) Incentive Option Limitations. To the extent required for "Incentive Option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of grant) of the Stock with respect to which Incentive Options become exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company and any Affiliate shall not exceed $100,000. In the event shares of Stock in excess of the preceding limitation become exercisable for the first time in a calendar year under any such Options or options, such shares shall be considered to have become exercisable under separate Nonstatutory Options (with the Options or options granted earliest in time considered to constitute to the maximum extent possible the Incentive Options).

            (i) Cash-out of Option; Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may elect to cash out

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                                       -8-


all or part of the portion of the Option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such exercise. In addition, if the Option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

            (j) Cashless Exercise. To the extent permitted under the applicable laws and regulations and the terms of a Participant's Option agreement, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock from which such Option is then exercisable to cover the costs and expenses associated with such exercise and sale.

            (k) Grant Date. The granting of an Option shall take place at the time specified in the agreement set forth the terms of such Option. Only if expressly so provided in the Option agreement, shall the grant date be the date on which an Option agreement shall have been duly executed and delivered by the Company and the Participant.

8.    STOCK APPRECIATION RIGHTS

      8.1. Provision for Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonstatutory Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Option, such rights may be granted only at the time of the grant of such Stock Option.

      8.2. Termination. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      8.3. Manner and Effect of Exercise. A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 8.4, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner

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                                       -9-


prescribed in Section 8.4. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

      8.4. Other Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem appropriate:

            (a) Exercisability. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of
Section 7 and this Section 8.4 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term; and provided, further, however, that a Stock Appreciation Right granted in connection with an Incentive Option may be exercised only if and when the market price of the Stock subject to the Incentive Option exceeds the exercise price of such Stock Option.

            (b) Amount Payable. Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall determine the form of payment.

            (c) Transferability. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 7.2 of the Plan.

9.    RESTRICTED STOCK

      9.1. Provision for Grant. Shares of Stock may be issued either alone or in addition to other Awards granted under the Plan at such price, if any, as the Committee may determine. The Committee may condition the grant of Restricted Stock upon the completion of additional service, attainment of specified performance goals or such other factors as the Committee may determine.

      9.2. Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

      9.3. Additional Terms and Conditions. Grants of Restricted Stock may be

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                                      -10-


made under the following additional terms and conditions:

            (a) Purchase Price. The purchase price for shares of Restricted Stock shall be equal to or less than their Fair Market Value and may be zero, as determined by the Committee.

            (b) Acceptance of Awards. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and paying whatever price (if any) is required pursuant to the terms of the Award.

            (c) Issuance of Certificates. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, in addition to legends authorized pursuant to Section 12, substantially in the following form:

                        "The transferability of this certificate and the shares
            of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Transkaryotic Therapies, Inc. 1993 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Transkaryotic Therapies, Inc. Copies of such Plan and Agreement are on file in the offices of Transkaryotic Therapies, Inc. at 195 Albany Street, Cambridge, MA 02139."

            (d) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

             (e) Transferability. Subject to the provisions of this Plan and the Award agreement, during the period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

            (f) Rights Pending Lapse of Restrictions or Forfeiture of Award. Except as provided in this subsection (f) and subsection (e) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

            (g) Effect of Termination of Employment or Association. Unless otherwise determined by the Committee and subject to the applicable provisions of the Award agreement and this Section 9, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent optionee's reemployment rights, if any, are guaranteed by statute or by contract.

            (h) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

10.   LONG-TERM PERFORMANCE AWARDS

      10.1. Provision for Grant. Long-Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, which subject to Section 13 below shall be a period of at least two years, and shall determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

      10.2. Periodic Determination of Performance. At the beginning of each Performance Period, the Committee shall determine for each Long-Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance period if and to the extent that the relevant measure(s) of performance for such Long Term Performance is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be specified by the Committee.

      10.3. Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Committee, to avoid unintended windfalls or hardship.

      10.4. Effect of Termination of Employment or Association. Unless otherwise determined by the Committee, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during a Performance period, the Participant shall not be entitled to any payment with respect to the Long-Term Performance Awards subject to such Performance period; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

      10.5. Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

11.   STOCK GRANTS

      In recognition of significant contributions to the success of the Company or its Affiliates, and in such other circumstances as the Committee deems appropriate shares of Stock may be issued either alone or in addition to other stock or cash-based Awards granted under the Plan at such price, if any, as the Committee may determine. Subject to adjustment pursuant to Section 4(c) above, the number of shares awarded as Stock Grants shall not exceed 125,000 of the 1,250,000 shares of Stock subject to this Plan. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Committee may determine.

12.   RESTRICTIONS ON ISSUANCE OF SHARES

      12.1. Securities Laws. Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by any Award granted under the Plan may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the

Securities and Exchange Commission, one of the following conditions shall have been satisfied:

            (a) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act"); or

            (b) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission. The Company shall make all reasonable efforts to bring about the occurrence of said events.

      12.2. Investment Representation. Unless the shares to be issued in connection with any Award granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by such Award unless the person to acquire such shares shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such Award as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

      12.3. Placement of Legends; Stop Orders; etc. Each share of Stock issued pursuant to an Award granted under this Plan may bear a reference to the investment representation made in accordance with Section 12.2 in addition to any other applicable restriction under the Plan, the terms of the Award, and any applicable Shareholders Agreement and Employment Agreement, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      12.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Participant, and each holder of shares of Stock acquired pursuant to an Award granted under the Plan such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      12.5. Applicability of Shareholders Agreement. Whenever shares are to be issued pursuant to an Award granted hereunder, the Company shall have the right to require the Participant to execute and deliver and otherwise become a party to the Shareholders Agreement in respect of such shares.

13.   EFFECT OF CERTAIN TRANSACTIONS

      13.1. Liquidation or Dissolution of the Company. In the event of a proposed dissolution or liquidation of the Company, each outstanding Award granted hereunder shall terminate (i.e., Options and Stock Appreciation Rights shall lapse, Restricted Stock shall be forfeited and any Performance Awards cancelled) immediately prior to the consummation of such action, without any payment therefore, unless otherwise provided by the Committee. As to outstanding Options, the Committee may, in the exercise of its sole discretion in such instances, declare that any such Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his option as to all or any part of the shares of Stock covered by an Option for a period of twenty
(20) days following such date, including shares of Stock as to which the Option would not otherwise be exercisable.

      13.2. Sale of Assets, Merger or Consolidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in a transaction in which the Company does not survive, the Committee may, in the exercise of its sole discretion in such instances, give each Participant the right to exercise his Option as to all or any part of the shares of Stock covered by an Option, including shares of Stock as to which the Option would not otherwise be exercisable, waive any remaining restrictions applicable to Restricted Stock and provide for the pro rata payment of Performance Awards based on performance through the date of such transaction. In the event the Committee elects to authorize the exercise of outstanding and otherwise unexercisable Options, the Committee shall notify the Participant that the Option shall be fully exercisable for a period of not less than twenty (20) nor more than sixty (60) days from the date of such notice, and if such Option shall not be exercised, the Committee may, in the exercise of its sole discretion in such instances, determine that the Option shall terminate upon the expiration of such period and be of no further force or effect.

14.   TERMINATION AND AMENDMENT OF THE PLAN AND AWARDS

      The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

15.   MISCELLANEOUS PROVISIONS

      15.1. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of any other general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder, provided, however, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

      15.2. Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      15.3. Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

      15.4. Tax Withholding.

            (a) In General. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld (whether so required to secure an otherwise available tax deduction or otherwise) with respect to such amount. If authorized by the Committee at the grant of an Award (or, other than in the case of Incentive Option, at any time thereafter) and so elected by the Participant, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            (b) Disqualifying Dispositions. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by
Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements.

      15.5. Limitation of Rights in Stock. No Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Award, except to the extent any payment required therefor shall have been received by the Company and a certificate shall have been issued therefor and delivered to the Participant or his or her agent (or, in the case of Restricted Stock, the Company as escrow agent). Any Stock issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, the Shareholders Agreement and the Employment Agreement.

      15.6. No Special Employment or Other Rights. Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award under the Plan.

      15.7. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Participant, at his or her residence address last filed with the Company, and (b) if to the Company, at 195 Albany Street, Cambridge, MA 02139 Attention: Treasurer or to such other persons or addresses as the Participant or the Company may specify by a written notice to the other from time to time.

      15.8. Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

            Date of Board Approval: June 16, 1993

            Date of Shareholder Approval: June 24, 1993

                          TRANSKARYOTIC THERAPIES, INC.

               Amendment No. 1 to 1993 Long Term Incentive Plan


            Section 7.2(c) of the Plan is amended and restated in its entirety to read as follows:

            "(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee may determine."



                                    Adopted by the Board of Directors on
                                    January 22, 1998